POLO RALPH LAUREN CORPORATION

                      CLASS A COMMON STOCK

                   (PAR VALUE $.01 PER SHARE)



                           -----------

                          UNDERWRITING
                            AGREEMENT
                         (INTERNATIONAL
                            VERSION)
                         --------------

                                                 June 11, 1997
Goldman Sachs International
Merrill Lynch International
Morgan Stanley & Co. International Limited
 As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman Sachs International,
Peterborough Court,
133 Fleet Street,
London EC4A 2BB, England.

Ladies and Gentlemen:

     Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,911,865 shares and, at the election of the Underwriters, up to 360,000 additional shares of Class A Common Stock, par value $.01 per share (the "Stock"), of the Company, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 4,088,135 shares and, at the election of the Underwriters, up to 540,000 additional shares of Stock. The aggregate of 6,000,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 900,000 additional shares to be sold by the Company and certain of the Selling Stockholders is herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to
Section 2 hereof are herein collectively called the "Shares."

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the
"U.S. Underwriting Agreement"), providing for the offering by the Company and the Selling Stockholders of up to a total of 27,025,000 shares of Stock (the "U.S. Shares") including the overallotment option thereunder through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives. Anything herein and therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Managers hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 3, 4, 10 and 12 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both of the U.S. and the international versions thereof.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     1. (a) The Company hereby makes with the Underwriters the same representations, warranties and agreements as are set forth in Section 1(a) of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     (b) Each of the Selling Stockholders hereby makes with the Underwriters the same representations, warranties and agreements as are set forth in Seciton 1(b) of the U.S. Underwriting
Agreement, which Section is incorporated herein by this reference.

     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $24.57, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and certain of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and such Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder. For purposes of facilitating the sale of Shares by the GS Selling Stockholders
(as defined in Section 1(b) of the U.S. Underwriting Agreement) pursuant to clause (a) of this Section 2, pursuant to the U.S. Underwriting Agreement, each of the representatives of the U.S. Underwriters has agreed, severally and not jointly, to purchase from each of the GS Selling Stockholders at the purchase price per share set forth in clause (a) of this Section 2, the number of Firm Shares of each of the GS Selling Stockholders as set forth opposite the respective names of the representatives of the U.S. Underwriters in Schedule III hereto and Schedule III to the U.S. Underwriting Agreement (the "Note Shares") at the Note Time of Delivery (as defined in Section 4 hereof) against payment by each such representative of the purchase price therefor by delivery of a Note (as defined in Section 2 of the U.S. Underwriting Agreement). The numbers of shares of each respective Underwriter is severally obligated to purchase, as set forth in Schedule I hereto, shall not be affected by the foregoing arrangements.

     The Company and certain of the Selling Stockholders as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 900,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. In the event of any such election to purchase Optional Shares, all of the Optional Shares to be sold by Ralph Lauren as set forth on Schedule II shall be purchased prior to any Optional Shares to be sold by the Company as set forth on
Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and such Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholders the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

     4. (a) The Shares to be purchased by the representatives of the U.S. Underwriters in exchange for Notes, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. has previously requested by notice to the Company and the GS Selling Stockholders shall be delivered by or on behalf of the GS Selling Stockholders to Goldman, Sachs & Co., for the accounts of the representatives of the U.S. Underwriters against delivery by or on behalf of the representatives of the U.S. Underwriters of the Notes. Certificates for the Shares to be purchased by each Underwriter hereunder (other than Shares to be purchased in exchange for Notes), in definitive or temporary form, and in such authorized denominations and registered in such names as GSI may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stocokholders to GSI, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer, payable to the order of the Company and each of the Selling Stockholders in Federal (same day) funds. The Company will cause the certificates representing the Shares (other than Shares to be purchased in exchange for Notes) to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of GSI, 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be (i) with respect to the Firm Shares to be purchased in exchange for Notes, immediately following the execution of this Agreement and the satisfaction of the conditions set forth in Section 7 hereof, (ii) with respect to all other Firm Shares, 9:30 a.m., New York City time, on June 17, 1997 or such other time and date as GSI and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by GSI in the written notice given by GSI of the Underwriters' election to purchase such Optional Shares, or such other time and date as GSI, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares to be purchased in exchange for Notes is herein called the "Note Time of Delivery," such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 of the U.S. Underwriting Agreement, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(k) of the U.S. Underwriting Agreement hereof, will be delivered at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company hereby makes to the Underwriters the same agreements as are set forth in Section 6 of the U.S. Underwriting
Agreement, which Section is incorporated herein by this reference.

     6. The Company, each of the Selling Stockholders and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 7 of the U.S. Underwriting
Agreement, which Section is incorporated herein by this reference.

     7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery, to the condition that all representations and warranties and other statements of the Company and, in the case of the Note Time of Delivery and the First Time of Delivery, of the Selling Stockholders, herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and, in the case of the Note Time of Delivery and the First Time of Deilvery, the Selling Stockholders, shall have performed all of their obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein.

     (b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or to make the statements in any Preliminary Prospectus or the Prospectus not misleading in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein; PROVIDED, FURTHER, that the liability of such Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder (including any Optional Shares) and the initial public offering price as set forth in the Prospectus.

     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through GSI expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that such indemnifying party is prejudiced by the failure to give such notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to any local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for settlement of any claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus relating to such Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as someone who will beocme a director of the Company and who becomes such a director) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

     9. (a) The Company will indemnify and hold harmless Morgan Stanley & Co. Incorporated, in its capacity as QIU (as defined in Section 3 of the U.S. Underwriting Agreement), against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

     (b) The Company also agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated and each person, if any, who controls Morgan Stanley & Co. Incorporated within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Morgan Stanley & Co. Incorporated's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares except for any losses, claims, damages, liabilities and judgments found in a final judgment by a court to have resulted from Morgan Stanley & Co. Incorporated's, or such controlling person's willful misconduct or gross negligence.

     (c) Promptly after receipt by the QIU under subsection (a) and (b) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection, except to the extent that the Company is prejudiced by the failure to give such notice. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to any local counsel) satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Sections 9(a) and 9(b) hereof in respect of such action or proceeding, then in addition to a separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley & Co. Incorporated in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley & Co. Incorporated within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless Morgan
Stanley & Co. Incorporated, in its capacity as QIU, under subsection (a) and (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. .The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty--six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty--six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one--eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non--defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non--defaulting Underwriter to purchase its PRO RATA share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one--eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-- defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company and certain Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non--defaulting Underwriter or the Company and the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Sections 8 and 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11.  The respective indemnities, agreements,
representations, warranties and other statements of the Company, the Selling Stockholders, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     12.  If this Agreement shall be terminated pursuant to
Section 10 hereof neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Section 6, Section 8 and Section 9 hereof, but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through GSI for all out--of--pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6, 8 and 9 hereof.

     Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 8 hereof, the representations and warranties in subsections (a)(ii) and (a)(iii) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on your behalf; and in all dealings with any of the GS Selling Stockholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such GS Selling Stockholders made or given by either of the Attorneys-in-Fact for such GS Selling Stockholders.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet
Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholders at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by registered mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: Secretary; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8, 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15.  Time shall be of the essence of this Agreement.

     16.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES
OF AMERICA.

     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be furnished to the Company for examination uponrequest, but without warranty on your part as to the authority of the signers thereof.

                         Very truly yours,

                         POLO RALPH LAUREN CORPORATION

                         By:         /s/ Michael J. Newman
                            ---------------------------------
                            Name:    Michael J. Newman
                            Title:   Vice Chairman and Chief
                         Operating Officer

                         GS CAPITAL PARTNERS, L.P.
                         By:  GS Advisors, L.P., its general partner
                         By:  GS Advisors, Inc., its general partner

                         By:         /s/ Richard A. Friedman
                            ---------------------------------
                            Name:    Richard A. Friedman
                            Title:   President

Accepted as of the date  STONE STREET FUND 1994, L.P.
hereof:Goldman Sachs     By: Stone Street Funding Corp.,
International Merrill        General Partner
Lynch International
Morgan Stanley           By:        /s/ Richard A. Friedman
International Limited       ---------------------------------
By:  Goldman Sachs          Name:   Richard A. Friedman
By:  International          Title:  Vice President

                         BRIDGE STREET FUND 1994, L.P.
By:  /s/ Marcus Colwell  By:  Stone Street Funding Corp.,
     (Attorney-in-Fact)       Managing General Partner

On behalf of each of     By:       /s/ Richard A. Friedman
the Underwriters            ---------------------------------
                            Name:    Richard A. Friedman
                            Title:   Vice President

                                   /s/ Ralph Lauren
                         ------------------------------------
                         RALPH LAUREN

                         RALPH LAUREN 1997 CHARITABLE
                         REMAINDER UNITRUST

                         By:       /s/ Robert F. Greenhill
                            ---------------------------------
                            Name:    Robert F. Greenhill*
                            Title:   Trustee

                         *  In his representative capacity as
                            trustee only and not in his
                            individual capacity.

                            SCHEDULE I

                                                            NUMBER OF
                                        TOTAL NUMBER     OPTIONAL SHARES
                                             OF          TO BE PURCHASED
                                         FIRM SHARES       IF MAXIMUM
                                            TO BE            OPTION
             UNDERWRITER                  PURCHASED        EXERCISED
             ------------                -----------     --------------
Goldman Sachs International              1,520,000         228,000
Merrill Lynch International              1,520,000         228,000
Morgan Stanley & Co. International       1,520,000         228,000
Limited
Credit Lyonnais Securities                 180,000          27,000
Den Danske Bank Aktieselskab               180,000          27,000
ING Bank N.V.                              180,000          27,000
Kleinwort Benson Limited                   180,000          27,000
Mediobanca - Banca di Credito              180,000          27,000
Finanziario S.p.A.
Nikko Europe Plc                           180,000          27,000
J. Henry Schroder & Co. Limited            180,000          27,000
Yamaichi International (Europe)            180,000          27,000
Limited
                                          ---------        ---------
Total                                    6,000,000         900,000
                                         =========         =========



                            SCHEDULE II


                                                       NUMBER OF
                                                        OPTIONAL
                                                      SHARES TO BE
                                           TOTAL        SOLD IF
                                         NUMBER OF      MAXIMUM
                                        FIRM SHARES     OPTION
                                        TO BE SOLD     EXERCISED
                                        ----------    -----------


The Company.                              1,911,865       360,000
The Selling Stockholder(s):


Ralph Lauren (a)                            894,915       540,000


Ralph Lauren 1997 Charitable              2,745,763             0
Remainder Unitrust (b)


GS Capital Partners, L.P. (c)               422,599             0


Stone Street Fund 1994, L.P. (c)             12,143             0


Bridge Street Fund 1994, L.P. (c)            12,715             0


                                        -----------  -------------

Total                                     6,000,000       900,000
                                          ---------   =============
----------



(a)This Selling Stockholder is represented by Paul,

   Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of

   the Americas, New York, New York 10019.

(b)This Selling Stockholder is represented by Shearman &

   Sterling, 599 Lexington Avenue, New York, New York

   10022.

(c)This Selling Stockholder is represented by David J.

   Greenwald of Goldman, Sachs & Co., 85 Broad Street,

   New York, New York 10004.





                          SCHEDULE III




                                                        FIRM SHARES
                                                        -----------



Goldman, Sachs & Co.


                           GS Capital Partners, L.P.         140,866


                           Stone Street Fund 1994,             4,047
                           L.P.


                           Bridge Street Fund 1994,            4,238
                           L.P.


Merrill Lynch Pierce
Fenner &
Smith Incorporated


                           GS Capital Partners, L.P.         140,866


                           Stone Street Fund 1994,             4,048
                           L.P.


                           Bridge Street Fund 1994,            4,238
                           L.P.


Morgan Stanley & Co.
Incorporated


                           GS Capital Partners, L.P.         140,867


                           Stone Street Fund 1994,             4,048
                           L.P.


                           Bridge Street Fund 1994,            4,239
                           L.P.                            ---------


                                Total                        447,457
                                                          ==========





19717